As filed with the Securities and Exchange Commission on March 12, 2003
                                                 Registration No. 333-63563
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------



                               INSILCO HOLDING CO.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                                           06-1158291
-------------------------------                           ----------------
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                         Identification Number)


                       425 Metro Place North, Fifth Floor
                               Dublin, Ohio 43017
                                 (614) 792-0468
          -------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                                 David A. Kauer
                      President and Chief Executive Officer
                       425 Metro Place North, Fifth Floor
                               Dublin, Ohio 43017
                                 (614) 792-0468
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            -------------------------

                                   Copies to:
                             Robert J. Tannous, Esq.
                       Porter, Wright, Morris & Arthur LLP
                              41 South High Street
                              Columbus, Ohio 43215
                                 (614) 227-2000

                            -------------------------

     Approximate date of commencement of proposed sale to public: This Post-Effective Amendment No. 3 deregisters those shares of common stock, warrants to purchase shares of common stock and any shares of common stock issuable upon the exercise of such warrants, and pay-in-kind 15% senior exchangeable preferred stock due 2010 that remain unsold hereunder as of the date hereof.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [_]

     If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this form, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

================================================================================

                          DEREGISTRATION OF SECURITIES
                          ----------------------------

     On September 17, 1998, Insilco Holding Co. (the "Registrant"), filed a Registration Statement on Form S-3 (File No. 333-63563) (the "Registration Statement") for purposes of registering an aggregate of 174,145 shares of common stock, 138,000 warrants to purchase common stock, 65,603 Class A warrants to purchase common stock, and 1,400,000 pay-in-kind 15% senior exchangeable preferred stock due 2010 (collectively, the "Securities"). On October 2, 1998, the Registrant filed Amendment No. 1 on Form S-2 to the Registration Statement to, among other things, increase the number of pay-in-kind 15% senior exchangeable preferred stock due 2010 to be registered from 1,400,000 shares to 2,923,413 shares. On November 10, 1998, the Registrant filed Amendment No. 2 on Form S-2 to the Registration Statement. On May 14, 1999, the Registrant filed Post-Effective Amendment No. 1 to Form S-2 Registration Statement, but subsequently withdrew this amendment on June 2, 1999, due to the need to update the financial statements contained in the Registration Statement. The Registrant also filed Post-Effective Amendment No. 2 to Form S-2 Registration Statement containing such updated financial statements on June 2, 1999. Since that time and from time to time, the Registrant has filed prospectus supplements on Form 424(b)(3) for the benefit of holders of securities not previously identified as selling security holders under the Registration Statement.

     On December 16, 2002, the Registrant and certain of its domestic subsidiaries filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), with the stated intention to facilitate the planned sales of the going concern assets of the Registrant. On March 10, 2003, the Bankruptcy Court entered orders approving the going concern sales of substantially all of the assets of the Registrant's three business segments. Accordingly, this Post-Effective Amendment No. 3 on Form S-2 to the Registration Statement is being filed to deregister, as of the date hereof, all of the Securities that remain unsold and unissued under the Registration Statement.

                                   SIGNATURES

     Pursuant to the Requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 3 on Form S-2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on March 12, 2003.


                                          INSILCO HOLDING CO.


                                          By: /s/ Michael R. Elia
                                              ---------------------------------
                                              Michael R. Elia
                                              Senior Vice  President and
                                              Chief Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                    TITLE                                DATE
---------                    -----                                ----


/s/ David A. Kauer*          President, Chief Executive           March 12, 2003
------------------------     Officer and Director
David A. Kauer               (Principal Executive Officer)


/s/ Michael R. Elia          Senior Vice President and            March 12, 2003
------------------------     Chief Financial Officer
Michael R. Elia              (Principal Accounting Officer and
                             Principal Financial Officer)


/s/ James E. Ashton*         Director                             March 12, 2003
------------------------
David L. Watts


/s/ George A. Peinado*       Director                             March 12, 2003
------------------------
George A. Peinado


*By: /s/ Michael R. Elia
     ---------------------------------
     Michael R. Elia, attorney-in-fact
     for each of the persons indicated